Exhibit 24.1

          RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT
                   OF THE BOARD OF DIRECTORS
                             OF
            SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                    (a New York corporation)

     In accordance with the provisions of the New York Business Corporation Law and the By-Laws of the Corporation, the undersigned, being all of the Directors ("Directors") of Single Source Financial Services Corporation, a New York corporation ("Corporation"), do hereby adopt the following preambles and resolutions by their unanimous written consent:

     WHEREAS, this Corporation is in the process of filing a Form SB-2 Registration Statement with the Securities and Exchange Commission ("Commission") in connection with the registration by certain of its shareholders of shares of its common stock for sale by such selling shareholders;

     WHEREAS, the Board of Directors has reviewed the draft SB-2
Registration Statement provided to them and has determined that such draft SB-2 appears to be true and accurate in all regards;

     WHEREAS, in connection with such filing with the Commission, it is desired to provide authority to the President, Arnold F. Sock, to execute the Form SB-2 Registration Statement and any amendments, including post-effective amendments thereto, in the name of and on behalf of the Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that this Corporation caused the Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission as soon as possible.

     RESOLVED FURTHER, that each of the undersigned hereby authorizes and appoints Arnold F. Sock, Esq. as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

     RESOLVED FURTHER, that the officers of this Corporation, and each of them, shall perform such acts, and shall execute and file such additional documents, as are necessary to carry out the terms of this Written Consent.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and he hereby is, authorized, directed, and empowered to file this Unanimous Written Consent in the Minute Book of the Corporation, as part of the official records of the Corporation.

November 16, 2000         s/Brandon Becker          Director
                          BRANDON BECKER

November 16, 2000         s/Pamela Becker           Director
                          PAMELA BECKER

November 16, 2000         s/Arlene Rosenblatt       Director
                          ARLENE ROSENBLATT

November 16, 2000         s/Arnold F. Sock          Director
                          ARNOLD F. SOCK

November 16, 2000         s/Harry L. Wilson         Director
                          HARRY L. WILSON

        SINGLE SOURCE FINANCIAL SERVICES CORPORATION

                CERTIFICATE OF SECRETARY

     The undersigned, Arnold F. Sock, the duly elected and incumbent Secretary of Single Source Financial Services Corporation, a New York corporation (the "Corporation"), hereby certifies that the foregoing is a true and correct copy of the Resolutions Adopted by Unanimous Written Consent of the Board of Directors of the Corporation effective as of November 16, 2000, and that the foregoing resolutions have not been changed and remain in full force and effect.

Dated:  November 16, 2000.             s/Arnold F. Sock
                                       Arnold F. Sock, Secretary


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